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                                                                    Exhibit 99.2

                              ACORN PRODUCTS, INC.
                                 RIGHTS OFFERING
                          NOTICE OF GUARANTEED DELIVERY

          (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEES)

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated November 21, 2002 (the "Prospectus"), of Acorn Products, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Rights Certificate evidencing the Rights (the "Rights Certificate"), to the Rights Agent listed below (the "Rights Agent") at or prior to 5:00 p.m. New York City time, on December 23, 2002 (the ("Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mailed to the Rights Agent, and must be received by the Rights Agent on or prior to the Expiration Date. See "The Rights Offering -- Special Procedure under `Notice of Guaranteed Delivery Form'" in the Prospectus.

         Payment of the Subscription Price of $5.00 per share of Common Stock subscribed for upon exercise of the Rights must be received by the Rights Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Rights Certificate evidencing such Rights must be received by the Rights Agent within three (3) trading days after the date of execution of the Notice of Guaranteed Delivery.

                              The Rights Agent is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                           59 Maiden Lane, Plaza Level
                            New York, New York 10038

                    By Facsimile Transmission: (718) 234-5001
        Telephone Number for Confirmation and Information: (718) 921-8200

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.





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Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of a Rights Certificate representing Rights issued by the Company and that such Rights Certificate cannot be delivered to the Rights Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights represented by such Rights Certificate.

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No. of Shares subscribed for pursuant to Rights:
                                                --------------------------------
                                           x  $5.00 per share Subscription Price

                             Total Payment Due:
                                               --------------------------------

                                  * * * * * * *


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                      THE GUARANTEE BELOW MUST BE COMPLETED

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees that within three trading days after the date set forth below, the undersigned will deliver to the Rights Agent the Rights Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:_________________________________________________________________
                                 Authorized Signature

DTC Participant Number:
                       --------------------------------------------------------

Address:                                Name:
        -------------------------            ----------------------------------

                                        Title:
---------------------------------             ---------------------------------

Area Code and Telephone No.:            Date:
                            -----            ----------------------------------

THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE RIGHTS AGENT AND MUST DELIVER THE RIGHTS CERTIFICATES TO THE RIGHTS AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.

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